UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 23, 2011

Alpha Lujo, Inc.
(Exact name of registrant as specified in its charter)

New York	333-156531	20-5518632
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

346 Kings Way, South Melbourne

Victoria 3205, Australia
(Address of principal executive offices)

With copies to

Daniel H. Luciano

Attorney-at-Law

242A West Valley Brook Road

Califon, New Jersey 07830

908-328-3731

Registrant’s telephone number, including area code:
+613 9690 1077

E Global Marketing Inc.

 (Former name, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Company appointed Ms. Serena Kao to its Board of Directors.

Serena Kao – Ms. Kao (Age: 32) is an experienced investment banker with extensive experience in Asia Pacific and North America in the areas of wealth management, corporate advisory, M&A and structured financing. From January 2009 to the present, she has been Managing Partner and Director of Prime Invest Development Limited located in Hong Kong, which focuses on advising and consulting emergent companies to be listed in both North America and Canada markets. From November 2007 to December 2008, she was Director, Wealth Management of Greater China, of UBS AG, San Francisco. From September 2005 to November 2007, Ms. Kao was Vice President, International Global Private Client Wealth Group/Asian Complex, for Merrill Lynch USA, Seattle. Ms. Kao holds a Master of Business Administration and Public Administration degree (MBA/MPA) from University of Southern California.  She also has  obtained her undergraduate degree from Claremont Colleges Pitzer and Claremont McKenna with a Bachelors of Arts degree in both Economics and Accounting.

There are no family relationships between our new director and our other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director  had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Consulting Agreement with Rock Sand Management Limited.

On January 15, 2011, the Company entered into a consulting agreement with Rock Sand Management Limited, a British Virgin Island company, beneficially owned by Ms. Kao. Pursuant to agreement, Rock Sand is obligated to provide various, non-exclusive consulting services for the Company including identifying prospective business partners for the Company, negotiate and structure prospective partnership and joint venture agreements with third parties and such other duties as may be reasonably assigned by the President of the Company. The term of the agreement is two years. As consideration, Rock Sand shall be entitled to receive 500,000 shares of common stock of the Company per month during the term.

The above described consulting agreement is attached hereto as an exhibit and the above description is qualified in its entirety by reference to the exhibits.

Item 9.01 Financial Statements and Exhibits.

10.2 Consulting Agreement Dated January 15, 2011 by and between the Company and Rock Sand Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Lujo, Inc.

Date: February 28, 2011	By:	/s/ William Tien -------------------
	Name:	William Tien
	Title:	President

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